Exhibit (iv)

FIDELITY BOND ANALYSIS SHEET
		Sum of
	Gross Assets	Stand-Alone Series	Amount of
	at 6/30/10	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Asian Small Companies Portfolio	121.8		525
Boston Income Portfolio	2,628.5		1900
Build America Bond Portfolio	27.1		300
Global Dividend Income Portfolio	390.8		750
Eaton Vance California Municipal Income Trust	150.4		600
Eaton Vance Enhanced Equity Income Fund	489.3		750
Eaton Vance Enhanced Equity Income Fund II	563.6		900
Eaton Vance Insured California Municipal Bond Fund	454.3		750
Eaton Vance Insured California Municipal Bond Fund II	79.4		450
Eaton Vance Insured Massachusetts Municipal Bond Fund	39.9		350
Eaton Vance Insured Michigan Municipal Bond Fund	34.4		300
Eaton Vance Insured Municipal Bond Fund	1,458.4		1250
Eaton Vance Insured Municipal Bond Fund II	207.7		600
Eaton Vance Insured New Jersey Municipal Bond Fund	57.4		400
Eaton Vance Insured New York Municipal Bond Fund	346.0		750
Eaton Vance Insured New York Municipal Bond Fund II	55.2		400
Eaton Vance Insured Ohio Municipal Bond Fund	49.0		350
Eaton Vance Insured Pennsylvania Municipal Bond Fund	62.6		400
Eaton Vance Limited Duration Income Fund	2,694.6		1900
Eaton Vance Massachusetts Municipal Income Trust	60.0		400
Eaton Vance Michigan Municipal Income Trust	45.6		350
Eaton Vance Municipal Income Trust	423.1		750
Eaton Vance National Municipal Opportunities Trust	371.4		750
Eaton Vance New Jersey Municipal Income Trust	101.6		525
Eaton Vance New York Municipal Income Trust	117.2		525
Eaton Vance Ohio Municipal Income Trust	62.1		400
Eaton Vance Pennsylvania Municipal Income Trust	59.5		400
Eaton Vance Risk-Managed Diversified Equity Income Fund	1,064.9		1250
Eaton Vance Short Duration Diversified Income Fund	341.7		750
Eaton Vance Senior Floating-Rate Trust	761.1		1000
Eaton Vance Senior Income Trust	386.6		750
Eaton Vance Tax-Advantaged Dividend Income Fund	1,432.6		1250
Eaton Vance Floating-Rate Income Trust	873.8		1000
Eaton Vance Tax-Advantaged Bond and Option Strategies Fund	191.1		600
Eaton Vance Tax-Advantaged Global Dividend Income Fund	1,304.2		1250
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund	362.7		750
Eaton Vance Tax-Managed Emerging Markets Fund	1,847.6		1500
Eaton Vance Tax-Managed Buy-Write Income Fund	335.3		750
Eaton Vance Tax-Managed Buy-Write Opportunities Fund	804.0		1000
Eaton Vance Tax-Managed Diversified Equity Income Fund	1,691.5		1500
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	1,236.3		1250
Eaton Vance Tax-Managed Global Diversified Equity Income Fund	3,127.0		2100
Emerging Markets Local Income Portfolio	169.0		600
Emerging Markets Portfolio	49.6		350
Floating Rate Portfolio	5,162.7		2500
Global Growth Portfolio	45.9		350
Single Insureds.xls	Fidelity Bond Analysis		Page 1 of 3

	Gross Assets	Stand-Alone Series	Amount of
	at 6/30/10	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Global Opportunities Portfolio	553.7		900
Government Obligations Portfolio	1,061.3		1250
Greater China Growth Portfolio	221.2		600
Inflation-Linked Securities Portfolio	1.8		100
Multi-Cap Growth Portfolio	146.4		525
High Income Opportunities Portfolio	774.2		1000
International Equity Portfolio	29.5		300
International Income Portfolio	155.0		600
Investment Grade Income Portfolio	138.9		525
Investment Portfolio	536.5		900
Large-Cap Core Research Portfolio	193.3		600
Large-Cap Growth Portfolio	163.4		600
Focused Growth Portfolio	28.3		300
Large-Cap Value Portfolio	15,138.0		2500
Multi-Sector Portfolio	73.2		400
Senior Debt Portfolio	1,651.1		1500
Small-Cap Portfolio	146.4		525
SMID-Cap Portfolio	455.9		750
Greater India Portfolio	723.6		900
Special Equities Portfolio	59.8		400
Global Macro Portfolio	6,357.5		2500
Tax-Managed Growth Portfolio	7,973.6		2500
Tax-Managed International Equity Portfolio	157.9		600
Tax-Managed Mid-Cap Core Portfolio	72.1		400
Tax-Managed Multi-Cap Growth Portfolio	117.6		525
Tax-Managed Small-Cap Portfolio	150.8		600
Tax-Managed Small-Cap Value Portfolio	68.6		400
Tax-Managed Value Portfolio	1,718.6		1500
Dividend Builder Portfolio	1,242.1		1250
Worldwide Health Sciences Portfolio	1,049.8		1250
Alabama Municipals Fund	59.5
Arizona Municipals Fund	94.3
Arkansas Municipals Fund	71.0
California Municipals Fund	198.9
Colorado Municipals Fund	35.2
Connecticut Municipals Fund	129.9
Georgia Municipals Fund	82.0
Kentucky Municipals Fund	52.4
Louisiana Municipals Fund	38.6
Maryland Municipals Fund	99.9
Massachusetts Municipals Fund	232.1
Michigan Municipals Fund	50.0
Minnesota Municipals Fund	107.3
Missouri Municipals Fund	99.9
National Municipals Fund	5,769.1
New Jersey Municipals Fund	252.0
New York Municipals Fund	363.9
North Carolina Municipals Fund	115.2
Single Insureds.xls	Fidelity Bond Analysis		Page 2 of 3

Gross Assets			Stand-Alone Series	Amount of
at 6/30/10			Gross Assets	Bond Required
(in millions			(in millions	(in thousands
000,000 omitted)			000,000 omitted)	000 omitted)
Ohio Municipals Fund		279.3
Oregon Municipals Fund		150.6
Pennsylvania Municipals Fund		307.5
Rhode Island Municipals Fund		47.6
South Carolina Municipals Fund		173.8
Tennessee Municipals Fund		57.7
Virginia Municipals Fund		139.6
Eaton Vance Municipals Trust Series Totals			9,007.3	2500
AMT-Free Limited Maturity Municipals Fund		73.8
California Limited Maturity Municipals Fund		27.0
Massachusetts Limited Maturity Municipals Fund		68.4
National Limited Maturity Municipals Fund		682.9
New Jersey Limited Maturity Municipals Fund		49.0
New York Limited Maturity Municipals Fund		104.1
Pennsylvania Limited Maturity Municipals Fund		65.4
Eaton Vance Investment Trust Series Totals			1,070.6	1250
Insured Municipals Fund		65.2
High Yield Municipals Fund		720.7
Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund		695.0
Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund		1.5
Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund		1.9
Kansas Municipals Fund		34.8
Eaton Vance Municipals Trust II Series Totals			1,519.1	1500
Eaton Vance AMT-Free Municipal Bond Fund		701.6
Eaton Vance Structured Emerging Markets Fund		1,275.7
Eaton Vance Structured International Equity Fund		22.1
Eaton Vance Tax Free Reserves		73.3
Eaton Vance Tax-Managed Global Dividend Income Fund		1,113.6
Eaton Vance U.S. Government Money Market Fund		199.3
Eaton Vance Mutual Funds Trust Series Totals			3,385.6	2100
Eaton Vance Commodity Strategy Fund		40.6
Eaton Vance Enhanced Equity Option Income Fund		9.5
Eaton Vance Real Estate Fund		1.6
Eaton Vance Risk-Managed Equity Option Income Fund		280.1
Eaton Vance Small-Cap Value Fund		30.2
Eaton Vance Special Investment Trust Series Totals			362.0	750
Eaton Vance VT Floating-Rate Income Fund		363.3
Eaton Vance VT Large-Cap Value Fund		41.3
Eaton Vance VT Worldwide Health Sciences Fund		15.6
Eaton Vance Variable Trust Series Totals			420.2	750
	TOTALS	89,263.4		73,025
*All non-SEC registered funds are excluded.
Number of Funds =		128

Single Insureds.xls	Fidelity Bond Analysis			Page 3 of 3